Rule 424(b)(2)
			Registration Nos. 333-50197
	NASD File No. 961029005
	Cusip #: 52517PPB1

PRICING SUPPLEMENT NO. 328
Trade Date: July 14, 1998 to Prospectus
Supplement dated May 4, 1998
and Prospectus dated May 4, 1998

	 LEHMAN BROTHERS HOLDINGS INC.
        	  Medium-Term Notes, Series E
                  		(Fixed Rate)

Due from Nine Months to 30 Years from Date of Issue

Pricing to Public:  10.9828%

Agent's Commission: .00%

Original Issue Date: 07/28/98

Interest Rate Per Annum:  0.00%

Maturity Date:  07/28/28

Call Option: The Issuer has the right to call the Issue on the dates listed below at the corresponding prices. Call Notice is 30 calendar days.

Call Dates:  July 28, 2003:	15.8707
             July 28, 2008:	22.9338
	         July 30, 2013:	33.1403
	         July 30, 2018:	47.8892
  	         July 28, 2023:	69.2020

These Notes, issued under Pricing Supplement No. 328, may be sold in minimum denominations of $1,000, or any amount in excess thereof which is an integral multiple of $1,000.

The aggregate principal amount of proceeds of this offering is $32,948,400 representing a face amount of $300,000,000 and relates only to Pricing Supplement No. 328. Medium-Term Notes, Series E are not limited as to a total amount authorized. To date, including this offering, an aggregate of $15,649,204,288 Medium-Term Notes, Series E has been issued and an aggregate $10,718,844,288 are outstanding.


The Agent has purchased the Notes as principal in this transaction and may resell any of such Notes to another broker/dealer (acting as principal for the purposes of resale) at a discount, which may vary from the discount received by the Agent in such transaction.


	Lehman Brothers Holdings



						By:________________________
							Name: Marc A. Silverman
							Title: Treasurer